                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          DURA PHARMACEUTICALS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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        pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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                                                             PRELIMINARY COPY

                                       [LOGO]

                             DURA PHARMACEUTICALS, INC.
                                  7475 LUSK BLVD.
                            SAN DIEGO, CALIFORNIA 92121


                                    April 9, 1998


Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Dura Pharmaceuticals, Inc., which will be held at the La Jolla Marriott, 4240 La Jolla Village Drive, La Jolla, California, on Thursday, May 21, 1998 at 10:00 a.m.

     Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

     In order for us to have an efficient meeting, please sign, date and return the enclosed proxy promptly in the accompanying reply envelope. If you are able to attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the Annual Meeting.

     We look forward to seeing you at the Annual Meeting.

                                       Sincerely,




                                       CAM L. GARNER
                                       CHAIRMAN, PRESIDENT AND
                                       CHIEF EXECUTIVE OFFICER



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                               YOUR VOTE IS IMPORTANT

     In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope. No postage need be affixed if mailed in the United States.
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


                             DURA PHARMACEUTICALS, INC.
                                  7475 LUSK BLVD.
                            SAN DIEGO, CALIFORNIA 92121

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                    MAY 21, 1998

     The Annual Meeting (the "Annual Meeting") of Stockholders of Dura Pharmaceuticals, Inc. (the "Company") will be held at the La Jolla Marriott, 4240 La Jolla Village Drive, La Jolla, California, on Thursday, May 21, 1998 at 10:00 a.m., for the following purposes:

     1. To elect five (5) directors to serve two-year terms to expire at the Annual Meeting of Stockholders in 2000.

     2. To approve an amendment to the the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock of the Company from 100,000,000 to a total of 200,000,000 shares.

     3. To approve an amendment to the Company's 1992 Stock Option Plan to increase the authorized number of shares of Common Stock available for issuance under the Option Plan.

     4. To ratify the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998.

     5. To transact any other business which may properly come before the meeting or any adjournment(s) thereof.

     Stockholders of record at the close of business on March 23, 1998 will be entitled to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the offices of the Company. Whether or not you plan to attend the meeting in person, please sign, date and return the enclosed proxy in the reply envelope provided. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your proxy will assist us in preparing for the Annual Meeting.

                                   By Order of the Board of Directors



Dated:  April 9, 1998              MITCHELL R. WOODBURY
                                   SENIOR VICE PRESIDENT, GENERAL COUNSEL
                                   AND SECRETARY

                              DURA PHARMACEUTICALS, INC.          PRELIMINARY
                                   PROXY STATEMENT                    COPY


                            ANNUAL MEETING OF STOCKHOLDERS
                               TO BE HELD MAY 21, 1998




     These proxy materials and the enclosed proxy card are being mailed in connection with the solicitation of proxies by the Board of Directors of Dura Pharmaceuticals, Inc., a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders to be held at 10:00 a.m. on May 21, 1998 and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to stockholders of record beginning on approximately April 9, 1998.

     The mailing address of the principal executive office of the Company is 7475 Lusk Blvd., San Diego, California 92121.

                                 PURPOSE OF MEETING

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.


                           VOTING RIGHTS AND SOLICITATION

     Any stockholder executing a proxy has the power to revoke it at any time before it is voted by delivering written notice of such revocation to the Secretary of the Company before the Annual Meeting or by properly executing and delivering a proxy bearing a later date. Proxies may also be revoked by any stockholder present at the Annual Meeting who elects to vote his or her shares in person. The cost of soliciting proxies will be paid by the Company and may include reimbursement paid to brokerage firms and others for their expense in forwarding solicitation material. Solicitation will be made primarily through the use of the mail, but regular employees of the Company may, without additional remuneration, solicit proxies personally by telephone, telegram or facsimile.

     The record date for determining those stockholders who are entitled to notice of, and to vote at, the Annual Meeting has been fixed as March 23, 1998 (the "Record Date"). At the close of business on the Record Date, the Company had ______________ outstanding shares of common stock, par value $.001 per share (the "Common Stock"), and no shares of preferred stock (the "Preferred Stock"). Each stockholder is entitled to one vote on matters brought before the Annual Meeting for each share of Common Stock held by the stockholder at the Record Date. Cumulative voting is not permitted. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business. For purposes of determining the number of shares voting on a particular proposal, abstentions are counted as shares voting, whereas broker non-votes are not counted as shares voting. Thus, broker non-votes can have the effect of preventing approval of certain proposals where the number of affirmative votes, through a majority of the votes cast, does not constitute a majority of the required quorum. ChaseMellon Shareholder Services, the Company's transfer agent, will tabulate the votes.

                                     PROPOSAL 1

                               ELECTION OF DIRECTORS

     The Board of Directors of the Company is currently composed of nine members. The Company's Certificate of Incorporation divides the Board into two classes of directors serving staggered two-year terms, with one class of directors to be elected at each annual meeting of stockholders. All of the nominees are now serving as directors of the Company. Unless individual stockholders specify otherwise, each returned proxy will be voted for the election of Messrs. Blair, Cook, Garner, Hale and Kabakoff, who have each agreed to stand for election to hold office for a term of two years, expiring at the Annual Meeting of Stockholders in 2000, or until a successor is elected and has qualified.

     If, however, any of those named are unable to serve, or for good cause decline to serve at the time of the Annual Meeting, the persons named in the enclosed proxy will exercise discretionary authority to vote for substitutes. The Board of Directors is not aware of any circumstances that would render any nominee unavailable for election.

              THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                       A VOTE FOR THE NOMINEES LISTED HEREIN.

NOMINEES FOR ELECTION TO TERMS WHICH EXPIRE AT THE ANNUAL MEETING OF STOCKHOLDERS IN 2000

     James C. Blair, Ph.D., 58, has served as a general partner of Domain Associates, a venture capital management company, since 1985. Dr. Blair was first elected director of the Company in 1986 and currently serves as a member of both the Company's Compensation Committee and the Audit Committee. Dr. Blair is currently a director of Amylin Pharmaceuticals, Inc. ("Amylin"), Aurora Biosciences Corp., CoCensys Inc., Gensia Sicor Inc. ("Gensia"), Trega Biosciences, Inc. ("Trega"), all biopharmaceutical companies, and Vista Medical Technologies, Inc., a medical device company.

     Joseph C. Cook, Jr., 56, has been President of Cambrian Associates, LLC since 1994 and has been a principal of Life Science Advisors, LLC ("Life Science Advisors") since it was founded in 1994. Mr. Cook retired as Group Vice President, Global Manufacturing, Engineering and Corporate Quality at Eli Lilly and Company ("Lilly") in 1993. During his 28 years with Lilly, Mr. Cook was Vice President of Sales and Marketing, Chief Financial Officer for Elanco Products Company, and General Manager of a worldwide business unit of Lilly.
Mr. Cook joined the Company's Board of Directors in 1995 and currently serves as a member of the Company's Audit Committee. He is currently a director of Amylin, NABI, Inc., a biopharmaceutical company, and Personnel Management, Inc., a temporary services company.

     Cam L. Garner, 50, joined the Company in 1989 as Executive Vice President of the Company (formerly Immunetech Pharmaceuticals), President of the Company's former subsidiary and a director. He has served as President and Chief Executive Officer of the Company since 1990 and was named Chairman of the Board in 1995. Prior to joining the Company, Mr. Garner served as President of Syntro Corporation, a biotechnology company, from 1987 to 1989. Mr. Garner is currently a director of Safeskin Corporation, a manufacturer of medical supplies, Trega, and Spiros Development Corporation II, Inc. ("Spiros Corp. II"), a developer of pulmonary drug delivery systems. Mr. Garner received an MBA from Baldwin-Wallace College and a B.S. in Biology from Virginia Wesleyan College.

     David F. Hale, 49, has served as President and Chief Executive Officer of Women First Health Care, Inc. since February 1998. He served as President and Chief Executive Officer of Gensia from 1987 until 1997 and as Chairman from 1991 to 1997. Prior to joining Gensia, Mr. Hale was President and Chief Executive Officer of Hybritech Incorporated ("Hybritech"), a biotechnology company which was acquired by Lilly in 1986. Mr. Hale was first elected director of the Company in 1986 and currently serves as a member of the Company's Compensation Committee.

     David S. Kabakoff, Ph.D., 50, joined the Company in 1996 as a director and Executive Vice President, and currently also serves as Chairman, President and Chief Executive Officer of Spiros Corp. II. He served as President and Chief Executive Officer of Spiros Development Corporation ("Spiros Corp.") from 1996 to 1997, prior to the Company's exercise of its purchase option to acquire all of the outstanding stock of Spiros Corp. From 1989 to 1996, he was employed by Corvas International, Inc., a biopharmaceutical company, and served in a number of capacities during that time period, including Chief Executive Officer, President, Chief Operating Officer and Chairman of the Board. From 1983 to 1989, Dr. Kabakoff was employed by Hybritech, most recently as Senior Vice President of Research and Development-Diagnostics. Dr. Kabakoff is a director of Spiros Corp. II. He received a Ph.D. in Organic Chemistry from Yale University and a B.A. in Chemistry from Case Western Reserve University.


DIRECTORS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING OF STOCKHOLDERS IN 1999

     Herbert J. Conrad, 65, served as President of the Pharmaceuticals Division and Senior Vice President of Hoffmann-La Roche Inc. ("Roche") from 1982 until his retirement in 1993. Mr. Conrad joined Roche in 1960 and held various positions, including Senior Vice President of the Pharmaceuticals Division, Chairman of the Board of Medi-Physics, Inc. and Vice President, Public Affairs and Planning Division. Mr. Conrad was first elected director of the Company in 1994 and currently serves as a member of the Company's Compensation Committee. Mr. Conrad is a director of Gensia, Biotechnology General Corp., a biotechnology company, and UroCor, Inc., a urological diagnostics and therapeutics company.

     Gordon V. Ramseier, 53, has been Executive Director of a private consulting company, The Sage Group, since 1995. The Sage Group provides consulting services to companies in the health care field. Mr. Ramseier has operated a private consulting company since 1994, and also performed such consulting work from 1990 to 1992. Mr. Ramseier served as President and Chief Executive Officer of Onco Therapeutics, Inc. from 1992 until 1994. From 1986 to 1990,
Mr. Ramseier served as President and Chief Executive Officer of the Company.
Mr. Ramseier was first elected director of the Company in 1986 and currently serves as a member of the Company's Audit Committee.

     Charles G. Smith, Ph.D., 70, has operated a private consulting company since 1986 and is currently a consultant for several health care companies. Prior to his consulting work, Dr. Smith served with Revlon Health Care Group as Vice President of Research and Development from 1975 to 1986. Dr. Smith was first elected director of the Company in 1988 and also serves as a member of the Company's Scientific Advisory Board.

     Walter F. Spath, 53, joined the Company in 1988 and currently serves as Senior Vice President, Sales and Marketing, and has served as a director since 1991. Prior to joining the Company, Mr. Spath was Corporate Vice President, Commercial Development, at Searle Pharmaceuticals ("Searle") from 1986 to 1988, where he also served in a variety of sales and marketing positions from 1975 to 1986. Prior to joining Searle, Mr. Spath was a marketing manager at Pfizer Inc. Mr. Spath received an MBA in Marketing from University of Maryland and a B.S. in Economics from Villanova.


BOARD MEETINGS AND COMMITTEES

     The Company's Board of Directors met a total of nine times and took action by unanimous written consent a total of 13 times during the fiscal year ended December 31, 1997. With the exception of Mr. Conrad, each director attended at least 75% of the aggregate of (i) the total meetings of the Board of Directors (held during the period for which he has been a director) and (ii) the total number of meetings held by all committees of the board on which he served
(during the periods that he served).   Mr. Conrad attended 70% of such total of
meetings and was advised of all activity associated with meetings he did not attend.

     The Company has a standing Compensation Committee currently composed of three non-employee directors: Dr. Blair, Mr. Conrad and Mr. Hale. The Compensation Committee met once and took action by unanimous written consent a total of three times in fiscal 1997. The Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for executive officers and key employees of the Company, including salary and stock options. The Committee is also responsible for granting stock awards, stock options, stock appreciation rights and other awards to be made under the Company's existing incentive compensation plan. The Company also has a standing Audit Committee currently composed of the following three directors: Dr. Blair, Mr. Cook and Mr. Ramseier. During fiscal 1997, the Audit Committee met once. The Audit Committee assists in selecting the independent auditors, designating services they are to perform and maintaining effective communication with those auditors. The Company does not have a standing Nominating Committee or any other committee performing similar functions, as such matters are considered at meetings of the full Board of Directors.



                                      PROPOSAL 2

                       APPROVAL OF AMENDMENT TO THE COMPANY'S
                            CERTIFICATE OF INCORPORATION

     On February 19, 1998, the Company's Board of Directors approved an amendment, subject to stockholder approval, to the Company's Certificate of Incorporation (the "Certificate") in order to increase the number of authorized shares of Common Stock the Company from 100,000,000 to 200,000,000 shares.

     Pursuant to Article IV(A) of the Certificate, the Company is currently authorized to issue 100,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. If the proposed amendment is approved, the authorized number of shares of Common Stock will increase to 200,000,000. As of March 23, 1998, there were outstanding _________ shares of Common Stock, and an additional _____________ shares of Common Stock have been reserved for issuance upon the exercise of stock options and warrants. No shares of Preferred Stock were outstanding.

     If this proposal is adopted by the Company's stockholders, paragraph (A) of
Article IV of the Company's Certificate will read as follows:

          (A) CLASSES OF STOCK. The corporation is authorized to issue two classes of stock, denominated Common Stock and Preferred Stock. The Common Stock shall have a par value of $0.001 per share and the Preferred Stock shall have a par value of $0.001 per share. The total number of shares of Common Stock which the corporation is authorized to issue is Two Hundred Million (200,000,000), and the total number of shares of Preferred Stock which the corporation is authorized to issue is Five Million (5,000,000), which shares of Preferred Stock shall be undesignated as to series.

     The proposed increase in the number of shares of authorized Common Stock will ensure that shares will be available, if needed, for issuance in connection with stock splits, stock dividends, financings, acquisitions and other corporate purposes. The Board of Directors believes that the availability of the additional shares for such purposes without delay or the necessity for a special stockholders' meeting would be beneficial to the Company. The Company does not have any immediate plans, arrangements, commitments or understandings with respect to the issuance of any of the additional shares of Common Stock which would be authorized by the proposed amendment.

     No further action or authorization by the Company's stockholders would be necessary prior to the issuance of the additional shares of Common Stock unless required by applicable law or regulatory agency or by the rules of any stock exchange on which the Company's securities may then be listed. The National Association of Securities Dealers, Inc. requires stockholder approval as a prerequisite to continued inclusion of the shares on the Nasdaq National Market in certain situations.

     The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. In addition, an issuance of additional shares by the Company could have an effect on the potential realizable value of a stockholder's investment. In the absence of a proportionate increase in the Company's earnings and book value, an increase in the

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

aggregate number of outstanding shares of the Company caused by the issuance of additional shares would dilute the earnings per share and book value per share of all outstanding shares of the Company's Common Stock. If such factors were reflected in the price per share of Common Stock, the potential realizable value of a stockholder's investment could be adversely affected.

     The holders of any of the additional shares of Common Stock issued in the future would have the same rights and privileges as the holders of the shares of Common Stock currently authorized and outstanding. Those rights do not include preemptive rights with respect to the future issuance of any additional shares. The proposed amendment to the Company's Certificate will not otherwise alter or modify the rights, preferences, privileges or restrictions of the Common stock.

     The affirmative vote of a majority of the outstanding shares of Common Stock at the Record Date is necessary to approve an amendment to the Company's Certificate.

               THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
       FOR THE APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

                                     PROPOSAL 3

                       APPROVAL OF AMENDMENT TO THE COMPANY'S
                               1992 STOCK OPTION PLAN


GENERAL

     The shareholders are being asked to vote on an amendment to the Company's 1992 Stock Option Plan (the "Option Plan"), which amendment was approved by the Board of Directors on February 19, 1998, subject to shareholder approval. The effect of the amendment will be to increase the number of shares available for issuance under the Option Plan by an additional 700,000 shares to a total of 8,307,360 shares. The affirmative vote of a majority of the shares of Common Stock represented and voting at the Annual Meeting is required for approval of the amendment to the Option Plan. The Option Plan, as amended, will become effective immediately upon approval by the shareholders at the Annual Meeting.

     Prior to the amendments, 7,607,360 shares were available for issuance under the Option Plan. The amendment to increase the shares available for issuance was adopted by the Board principally as a result of the public offerings by the Company in July 1997 of $287.5 million principal amount of 3 1/2% Convertible Subordinated Notes due July 15, 2002 and Warrants issued in December 1997 to purchase shares of Common Stock which were issued as a component of Units offered by Spiros Corp. II and the Company. An additional 7,259,140 shares of Common Stock may be issued upon conversion or exercise, respectively, of such securities. The Board's intention is to retain approximately the same proportion of shares subject to the Option Plan in relation to the number of shares outstanding.

SUMMARY OF STOCK OPTION PLAN

     The following is a summary of all material terms and provisions of the Option Plan, assuming the amendment discussed above is adopted. The summary, however, does not purport to be a complete description of all the provisions of the Option Plan. Copies of the actual Option Plan documents may be obtained by any shareholder upon written request to the Secretary of the Company at the corporate offices in San Diego, California.

     OPTION PLAN ADMINISTRATION. The Option Plan is administered by a committee or committees (the "Committee") appointed by the Board from among its members (the "Option Plan Administrator"). Administration of the Option Plan with respect to persons subject to Section 16 of the Exchange Act will comply with the applicable requirements of Rule 16b-3. The Option Plan Administrator is generally authorized to construe and interpret the Option Plan, to establish appropriate rules and regulations, to select key employees, consultants and independent contractors of the Company and its subsidiaries for participation, and to specify the terms of the options granted under the Option Plan. Members of a Committee may be removed by the Board. The Company will pay all costs of administration of the Option Plan. The cash proceeds received by the Company from the issuance of shares pursuant to the Option Plan will be used for general corporate purposes.

     SHARE RESERVE. The aggregate number of shares available for issuance under the Option Plan may not exceed 8,307,360 shares of Common Stock, subject to adjustment from time to time in the event of certain changes to the Company's capital structure.

     Should any option under the Option Plan expire or terminate prior to exercise or surrender in full (including any option incorporated into the Option Plan from the Company's prior stock option plans), the shares subject to the portion of the option not so exercised or surrendered will be available for subsequent option grants. Shares subject to any option surrendered or cancelled in accordance with the option surrender or cash-out provisions of the Option Plan will NOT be available for subsequent grants.

     Common Stock issuable upon exercise of an option under the Option Plan may be subject to repurchase rights as determined by the Committee.

     ELIGIBILITY. The persons eligible to receive discretionary stock options include all employees of the Company or its subsidiaries, non-employee members of the Board or the board of directors of any subsidiary, and consultants and other independent advisors who provide services to the Company or its subsidiary. Only non-employee members of the Board will be eligible to receive automatic option grants. As of January 31, 1998, seven executive officers, six non-employee Board members, and approximately 642 other employees were eligible to participate in the Option Plan, and the six non-employee Board members were also eligible to participate in the automatic option grant program.

     VALUATION. The fair market value per share of Common Stock on any relevant date under the Option Plan will be the closing selling price per share on that date on the Nasdaq National Market. On March 2, 1998, the closing price of the Company's Common Stock was $25.00 per share.

     PER-EMPLOYEE LIMITATION. No more than 1,500,000 shares may be granted to any one optionee over the lifetime of the Option Plan and no more than 400,000 shares may be granted to any one optionee in any fiscal year.

     REPURCHASE RIGHTS. The Committee may include as an option term that the Company (or its assigns) will have the right, exercisable on the optionee's separation from service, to repurchase Common Stock acquired by the optionee upon the exercise of an option. The Committee may also provide for the automatic termination of such a repurchase right.

     GRANTS. Under the general terms of the Option Plan, the Committee may grant either an incentive stock option ("ISO"), which satisfies the requirements of Section 422 of the Internal Revenue Code ("Code"), or a non-qualified option ("NQO"), which is not intended to satisfy the requirements of Section 422 of the Code. The Committee may also determine the number of shares of Common Stock issuable under an option as well as the exercise date, the exercise price, and the exercise period of an option. The duration of an option may not exceed
10 years, and the exercise price for options may not be less than the fair market value (as defined in the Option Plan) of the Common Stock on the date of grant of the option, provided that the Option Plan Administrator may fix the exercise price at less than 100% of the fair market value to the extent that the optionee has made a payment to the Company at the time of the grant of the option (including by means of a salary reduction agreement) equal to the amount by which the fair market value exceeds the exercise price.

     Upon exercise, the price of an option is generally payable in full in cash. In the Committee's discretion, the purchase price may be paid in: (i) shares of the Company's Common Stock ("Previously Owned Shares") held for such period of time as may be required in order to avoid a charge to the Company's earnings;
(ii) by means of a same-day sale program, pursuant to which a designated brokerage firm immediately sells shares purchased under the option and pays over to the Company, out of the sales proceeds available on the settlement date, funds to cover the option price plus all applicable withholding taxes; or (iii) by means of a promissory note. The Committee may also permit an optionee to elect to have any withholding tax obligation paid through withholding of shares or by delivery of Previously Owned Shares. In order to assist an optionee (other than the recipient of an Automatic Grant) in the acquisition of Common Stock pursuant to an option, the Committee may also authorize the Company to extend secured or unsecured credit, in an amount sufficient to cover the exercise price and any employment tax liability incurred upon exercise of the option, to an optionee who is also an employee.

     During the lifetime of an optionee, an ISO is exercisable only by the optionee and is not assignable or transferable other than by will or by the laws of descent and distribution following the optionee's death. However, a NQO may be assigned in whole or in part during the optionee's lifetime. The terms applicable to the assigned portion are the same as those in effect for the option immediately prior to such assignment.

     The Committee has the authority to reprice outstanding options, with the consent of the affected optionee, through the cancellation of options and the grant of replacement options with an exercise price equal to the fair market value of the option shares on the regrant date.

     AUTOMATIC GRANTS. Each person who is newly elected or appointed as a non-employee director after the effective date of the Option Plan will receive, on the date of such election or appointment, a NQO for 30,000 shares of Common Stock. On the date of each of the Company's Annual Meetings, each person who
(i) (A) is a continuing non-employee director or (B) is re-elected at the Annual Meeting and (ii) has served as a non-employee director for the immediately preceding 180 days, will receive a NQO for 8,000 shares of Common Stock (collectively, the "Automatic Grant").

     The exercise price of each Automatic Grant will be equal to the fair market value of the Common Stock on the date of grant. The exercise price of an Automatic Grant will be payable in cash or in Common Stock held for such period of time as may be required to avoid a charge to the Company's earnings or by means of a same day sale program, pursuant to which a designated brokerage firm immediately sells shares purchased under the Automatic Grant and pays over to the Company, out of the sales proceeds available on the settlement date, funds to cover the option price plus all applicable employment taxes. The term of the Automatic Grant will be 10 years. The Automatic Grant will become fully exercisable one year after the grant date (or immediately upon a Corporate Transaction as described below). Finally, the Automatic Grant will be granted in tandem with a limited stock appreciation right as described below. Options granted under the Automatic Option Grant Program will expire if not exercised within six months after the optionee ceases to serve as a director or within 12 months after the optionee ceases to serve as a director due to the optionee's death.

     ACCELERATION OF OPTIONS. In the event of any of the following transactions to which the Company is a party (a "Corporate Transaction"):

     (i) a merger or consolidation in which the Company is not the surviving entity (except for a transaction the principal purpose of which is to change the state of the Company's incorporation),

     (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in complete liquidation or dissolution of the Company,

     (iii) a reverse merger in which the Company is the surviving entity but in which the holders of securities possessing more than 50% of the combined voting power of the Company's outstanding securities (as determined immediately prior to such merger) transfer their ownership of those securities to a person or persons not otherwise part of the transferor group, or

     (iv) a tender or exchange offer made directly to the Company's shareholders in which any person or related group of persons (other than the Company or any affiliate) acquires beneficial ownership of securities possessing more than 50% of the combined voting power of the Company's outstanding securities, each outstanding option will automatically become exercisable for all of the option shares and may be exercised for any or all of such shares. The Company's outstanding repurchase rights under the Option Plan will also terminate, and the shares subject to such terminated rights will become fully vested, upon the Corporate Transaction. Upon the consummation of the Corporate Transaction, all outstanding options under the Option Plan will terminate and cease to be exercisable, except to the extent assumed by the successor corporation.

     The acceleration of options in the event of a Corporate Transaction may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

     TERMINATION OF SERVICE. Upon the optionee's cessation of employment or service, the optionee will have a limited period of time in which to exercise his or her outstanding options for any shares in which the optionee is vested at that time. However, at any time while the options remain outstanding, the Plan Administrator will have complete discretion to extend the period following the optionee's cessation of employment or service during which his or her outstanding options may be exercised. The Plan Administrator will also have complete discretion to accelerate the exercisability or vesting of those options in whole or in part at any time.

     CANCELLATION/REGRANT PROGRAM. The Plan Administrator will have the authority to effect the cancellation of outstanding options which have exercise prices in excess of the then current market price of the Common Stock and to issue replacement options with an exercise price based on the market price of Common Stock at the time of the new grant. Automatic Grants are not subject to the cancellation and regrant provisions.


     STOCK APPRECIATION RIGHTS. The Option Plan includes a stock appreciation rights program, pursuant to which one or more optionees may, subject to Committee approval, surrender their outstanding options in return for a payment from the Company in an amount equal to the excess of (i) the fair market value (on the option surrender date) of the shares of Common Stock subject to the surrendered option over (ii) the aggregate option price payable for such shares. The payment may, at the discretion of the Committee, be made either in cash or in shares of Common Stock.

     One or more officers of the Company subject to the short-swing profit restrictions of the federal securities laws may, in the Committee's discretion, be granted limited stock appreciation rights in tandem with their outstanding options. In addition, all Automatic Grants will be made in tandem with the grant of a limited stock appreciation right. Any option with such a limited stock appreciation right in effect for at least six months will automatically be cancelled upon the occurrence of a Hostile Takeover, and the optionee will in return be entitled to a cash distribution from the Company in an amount equal to the excess of (i) the Takeover Price of the shares of Common Stock at the time subject to the cancelled option (whether or not the option is otherwise at the time exercisable for such shares) over (ii) the aggregate exercise price payable for such shares.

     For purposes of these option cancellation provisions, the following definitions are in effect under the Option Plan:

            A Hostile Takeover shall be deemed to occur upon the acquisition by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of ownership of more than 50% of the Company's outstanding Common Stock (excluding the Common Stock holdings of officers and directors of the Company who participate in this Option Plan) pursuant to a tender or exchange offer which the Board does not recommend the Company's shareholders accept.

            The Takeover Price per share shall be deemed to be equal to the GREATER of (a) the Fair Market Value per share on the date of cancellation, or (b) the highest reported price per share paid in effecting the Hostile Takeover. However, if the cancelled option is an ISO, the Takeover Price shall not exceed the clause (a) price per share.

     AMENDMENT AND TERMINATION OF THE OPTION PLAN. The Board may amend, suspend or discontinue the Option Plan at any time. Shareholder approval of amendments of the Option Plan will be required when the amendments are made conditional on such approval by the Board or when such approval is required by law or regulation. Generally, the provisions of the Option Plan concerning Automatic Grants may only be amended once every six months. The Option Plan will terminate December 8, 2002 unless sooner terminated by the Board.


FEDERAL INCOME TAX CONSEQUENCES

     The following is a general description of certain federal income tax consequences of the Option Plan. This description does not purport to be complete.

     The Company will be entitled to a business expense deduction equal to the ordinary income recognized by an optionee on exercise of a NQO. The ordinary income recognized will be equal to the excess of the fair market value of the purchased shares on the date of recognition over the exercise price. Generally, the date of recognition will be the date the option is exercised or, if later, the first date shares acquired on exercise are not subject to a substantial risk of forfeiture.

     The Company will also be entitled to a business expense deduction equal to the ordinary income recognized by an optionee due to a "disqualifying disposition" of stock acquired pursuant to an ISO. A disqualifying disposition occurs if an optionee disposes of the acquired shares within two years of the date of the option grant, or within one year of the date the shares are acquired by the optionee. In the case of a disqualifying disposition, the optionee will generally recognize ordinary income in the year of disposition, in an amount equal to the amount of ordinary income the optionee would have recognized from the exercise of the option had the option been a NQO at the time of exercise.

     To the extent that the aggregate fair market value (determined as of the respective date or dates of grant) of shares with respect to which options that would otherwise be ISOs are exercisable for the first time by any individual during any calendar year exceeds the sum of $100,000, such options will be treated as NQOs.

     If the exercisability of an option is accelerated as a result of a change in control of the Company, all or a portion of the value of the option at that time may be a "parachute payment" for purposes of the Code's "excess parachute" provisions. Those provisions generally provide that if "parachute" payments exceed three times an employee's average compensation for the five tax years preceding the change in control, the Company loses its deduction and the recipient is subject to a 20% excise tax for the amount of the "parachute payments" in excess of such average compensation.

     An optionee who surrenders an outstanding option for a cash or stock distribution from the Company will recognize ordinary income in the year of surrender equal to the amount of the appreciation distribution. The

Company will be entitled to a corresponding business expense deduction for the appreciation distribution. The deduction will be allowed in the taxable year of the Company in which the ordinary income is recognized by the optionee.

     On the date an ISO is exercised or, if later, the date shares acquired upon exercise are not subject to a substantial risk of forfeiture, the optionee will generally recognize alternative minimum taxable income in an amount equal to the excess of the fair market value of the purchased shares over the exercise price. An optionee's recognition of alternative minimum taxable income will have no effect on the Company.

ACCOUNTING TREATMENT

     Pursuant to the accounting policy selected by the Company, neither the grant of options to employees nor the exercise of any options will result in any charge to the Company's earnings. The grant of options to non-employees will result in a charge to earnings equal to the fair market value of the options at the date of grant. The number of outstanding options under the Option Plan will be a factor in determining earnings per share.

     Should one or more optionees be granted the unqualified right to surrender their options under the Option Plan for a cash or stock distribution, compensation expense will arise as a charge to the Company's earnings. Accordingly, at the end of each fiscal quarter, the amount (if any) by which the fair market value of the shares of Common Stock subject to each such surrenderable option has increased from prior quarter-end will be accrued as compensation expense, to the extent such amount is in excess of the aggregate exercise price payable for such shares. In the event the fair market value of such shares declines from quarter to quarter, appropriate adjustments to current compensation expense will be made.


OUTSTANDING OPTION GRANTS UNDER THE OPTION PLAN

     The following table shows, as to the Company's Chairman, President and Chief Executive Officer and each of the other four most highly compensated executive officers of the Company (collectively, the "Named Executive Officers") and as to the various indicated groups, information with respect to stock options granted during all Option Plan years through February 28, 1998.

                              OPTIONS GRANTED UNDER THE OPTION PLAN

                              ALL OPTION PLAN YEARS THROUGH 2-28-98

                                                           Weighted
                                       Number of            Average
                                        Options         Exercise Price
                                       ---------        --------------
Cam L. Garner                       1,130,000 (1)          $10.91
Director, Chairman,
President, Chief Executive
Officer and nominee
for Director

David S. Kabakoff                     290,000 (1)          $31.41
Director, Executive Vice
President, and nominee
for Director

Walter F. Spath                       445,000 (1)           $9.53
Director and Senior
Vice President, Sales
and Marketing

James W. Newman                       365,000 (1)          $15.06
Senior Vice President,
Finance and Administration,
and Chief Financial Officer

Charles W. Prettyman                  295,000 (1)          $11.54
Senior Vice President,
Development and
Regulatory Affairs

All current non-employee directors    513,000 (2)          $11.60
who are not executive officers
as a group (6 persons)

All current executive officers      2,930,000 (1)          $14.34
as a group (7 persons)

All employees who are               3,512,986 (1)          $14.41
not executive officers
as a group

------------------------------------
(1) Includes options granted to the following individuals or groups which were originally granted in 1996 and which were cancelled and regranted in April 1997 as follows: Mr. Garner, 150,000 shares; Dr. Kabakoff, 20,000 shares; Mr. Spath, 40,000 shares; Mr. Newman, 40,000 shares; Mr. Prettyman, 35,000 shares; all current executive officers as a group, 355,000 shares; and all employees who are not executive officers, 416,275. See discussion concerning the option cancellation/regrant program contained in "Board Compensation Committee Report on Executive Compensation - Compensation Committee Report on 1997 Cancellation and Regrant of Options" and "Executive Compensation and Other Information - Ten-Year Information Regarding Repricing, Cancellation and Regrant of Options."

(2) Includes an option to purchase 100,000 shares of Common Stock granted to Life Science Advisors, of which Mr. Cook is a principal, pursuant to a consulting arrangement between Life Science Advisors and the Company. See "Executive Compensation and Other Information -- Director Compensation."

     As of February 28, 1998, options covering 3,712,207 shares of Common Stock were outstanding under the Option Plan, 1,405,746 shares remained available for future option grants (assuming stockholder approval of the increase which forms part of this proposal), and 3,189,407 shares have been issued pursuant to the exercise of outstanding options under the Option Plan.

NEW OPTION PLAN BENEFITS

     Effective as of the 1998 Annual Meeting, the effect of the amendments will be to increase the number of shares authorized for issuance under the Option Plan by 700,000 shares to a total of 8,307,360 shares. None of the 700,000-share increase has been granted prior to the date of the Annual Meeting.

VOTE REQUIRED FOR APPROVAL OF THE AMENDMENT OF THE OPTION PLAN

     The affirmative vote of a majority of the shares of Common Stock represented and voting at the Annual Meeting is necessary to approve an amendment of the Option Plan.

               THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENTS TO THE OPTION PLAN.

                                     PROPOSAL 4


                           RATIFICATION OF APPOINTMENT OF
                               INDEPENDENT ACCOUNTANTS

     The Company is asking the stockholders to ratify the selection of Deloitte & Touche LLP as the Company's independent public accountants for the year ending December 31, 1998. In the event that the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and the stockholders' best interest.

     A representative of Deloitte & Touche LLP is expected to be present at the meeting to respond to questions and will have the opportunity to make a statement if he or she desires to do so.

     The affirmative vote of the holders of a majority of shares represented and voting at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP.

                    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                           A VOTE FOR THE RATIFICATION OF
                       THE SELECTION OF DELOITTE & TOUCHE LLP
                      AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

                                PRINCIPAL STOCKHOLDERS

     The following are the only persons known by the Company to beneficially own more than five percent of the outstanding shares of its Common Stock as of January 31, 1998.


                                                 Shares Beneficially Owned
                                            ----------------------------------
            Name and Address
           of Beneficial Owner                     Number (1)    Percent (2)
      -----------------------------         ----------------- ----------------
      Putnam Investments, Inc. (3)                6,054,813           13.2%
      One Post Office Square
      Boston, Massachusetts  02109


      Pilgrim Baxter & Associates, Ltd. (4)       4,303,390            9.4%
      825 Duportail Road
      Wayne, Pennsylvania  19087

---------------------------

(1) Except as indicated in the footnotes to this table, the entities named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(2)  Percentage of ownership is calculated pursuant to SEC Rule 13d-3(d)(1).
(3) Pursuant to Amendment No. 1 to Schedule 13G dated January 16, 1998 filed by Putnam Investments, Inc., a parent holding company and a wholly-owned subsidiary of Marsh & McLennan Companies, Inc., and certain of its affiliates, which are investment advisers under the Investment Advisers Act of 1940, as amended (an "Investment Adviser"). Such entities reported shared voting and dispositive power as to these shares.
(4) Pursuant to Amendment No. 3 to Schedule 13G dated January 20, 1998 filed by Pilgrim Baxter & Associates, Ltd., an Investment Adviser, which reported sole voting power as to 3,509,390 shares and shared voting power as to 4,303,390 shares, and sole dispositive power as to all shares.

                         COMMON STOCK OWNERSHIP OF MANAGEMENT

     The following table sets forth the beneficial ownership of shares of Common Stock of the Company as of January 31, 1998, by each director and nominee, each named Executive Officer, and by directors and executive officers as a group. The address for each beneficial owner listed below is 7475 Lusk Blvd., San Diego, California 92121.

                                        Shares Beneficially Owned
                                    --------------------------------

                  Name               Number (1)(2)     Percent (3)
          ---------------------     ---------------    -------------
           James C. Blair (4)              262,900           *

           Herbert J. Conrad                16,000           *

           Joseph C. Cook, Jr. (5)         100,000           *

           Cam L. Garner                    94,371           *

           David F. Hale                    18,000           *

           David S. Kabakoff               115,424           *

           James W. Newman                 101,957           *

           Charles W. Prettyman             17,657           *

           Gordon V. Ramseier               50,000           *

           Charles G. Smith                 62,000           *

           Walter F. Spath                 107,098           *

           Directors and executive       1,026,304         2.2%
           officers as a group
           (13 persons)

-----------------------

* Less than 1%
(1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable.
(2) Share ownership in each case includes shares issuable upon exercise of outstanding options, now exercisable or exercisable within 60 days of January 31, 1998 to purchase shares of Common Stock for the following persons or group: Dr. Blair 8,000; Mr. Conrad 16,000; Mr. Cook 38,000; Mr. Garner 73,806; Mr. Hale 18,000; Dr. Kabakoff 113,356; Mr. Newman 86,229;
     Mr. Prettyman 17,657; Mr. Ramseier 50,000; Dr. Smith 62,000; Mr. Spath 106,370; and directors and executive officers as a group 677,095.
(3)  Percentage of ownership is calculated pursuant to SEC Rule 13d-3(d)(1).
(4) Includes 240,000 shares of Common Stock which may be acquired upon the exercise of Series S Warrants, now exercisable or exercisable within 60 days, held by Domain Partners III, LP and DP Associates, LP. Dr. Blair is one of several general partners of (a) the sole general partner of Domain Partners III, LP and (b) the sole general partner of DP III Associates, LP. Dr. Blair disclaims beneficial ownership of any securities, and any proceeds thereof, that exceed his pecuniary interest therein, and/or that are not actually distributed to him.
(5) Includes options, now exercisable or exercisable within 60 days, to purchase 10,000 shares of Common Stock held by Life Science Advisors. As a principal of Life Science Advisors, Mr. Cook may be deemed to be the indirect beneficial owner of shares held by Life Science Advisors. Mr. Cook disclaims beneficial ownership of any securities, and any proceeds thereof, that exceed his pecuniary interest therein, and/or that are not actually distributed to him.

                                  EXECUTIVE OFFICERS

     The Company's executive officers as of January 31, 1998 are:


     Name                     Age       Position Held With the Company
     ----                     ---       ------------------------------
     Julia Brown              50        Senior Vice President, Business
                                        Development

     Cam L. Garner            50        Chairman, President, Chief Executive
                                        Officer and director

     David S. Kabakoff        50        Executive Vice President and director

     James W. Newman          53        Senior Vice President, Finance and
                                        Administration, Chief Financial Officer
                                        and Assistant Secretary

     Charles W. Prettyman     52        Senior Vice President, Development and
                                        Regulatory Affairs

     Walter F. Spath          53        Senior Vice President, Sales and
                                        Marketing, and director

     Mitchell R. Woodbury     56        Senior Vice President, General
                                        Counsel and Secretary

     Messrs. Garner, Kabakoff and Spath are directors of the Company. See "Election of Directors" for a discussion of each individual's business experience.

     Julia Brown joined the Company in March 1995 as Vice President, Business Planning, became Vice President, Business Development in October 1995 and was named Senior Vice President in January 1997. Prior to joining the Company, Ms. Brown spent over 25 years with Lilly and certain subsidiaries dealing with pharmaceuticals, medical devices and diagnostics. From October 1992 to December 1994, she was general manager of IVAC Corporation's Vital Signs Division. From September 1986 to October 1992, Ms. Brown held several marketing positions with Hybritech, including Division Vice President of Marketing. Ms. Brown holds a B.S. in Microbiology from Louisiana Tech University.

     James W. Newman joined the Company in September 1991 as Vice President, Finance and Administration, and Chief Financial Officer and was named Senior Vice President in February 1996. Prior to joining the Company, Mr. Newman served as President of George Wimpey of Texas and previously as Vice President and Chief Financial Officer of George Wimpey, Inc., a land development and home-building company, from October 1987 to September 1991. Mr. Newman holds an MBA in Finance from Golden Gate University and a B.S. in Accounting from the University of Illinois. Mr. Newman has been a Certified Public Accountant in California since 1972.

     Charles W. Prettyman joined the Company in December 1991 as Vice President, Development and Regulatory Affairs and was named Senior Vice President in February 1996. Prior to joining the Company, Mr. Prettyman served as Vice President, Regulatory Affairs and Compliance at The Purdue Frederick Company, a privately-held pharmaceutical company, from August 1988 to November 1991. From January 1988 until August 1988, Mr. Prettyman served as Executive Director, Drug Regulatory Affairs, Central Nervous System Development at Ciba-Geigy Pharmaceuticals. From January 1977 until December 1987, Mr. Prettyman held various positions with the United States Food and Drug Administration, including Director, Program Management, Office of the Commissioner. Mr. Prettyman received a M.S. in Biological Science from George Washington University and a B.S. degree in Biology from Randolph Macon College.

     Mitchell R. Woodbury joined the Company in June 1994 as Vice President, General Counsel and Secretary and was named Senior Vice President in January 1997. Prior to joining the Company, Mr. Woodbury served as Vice President, General Counsel and Secretary at Advanced Tissue Sciences, Inc., a biomedical company. From October 1991 until June 1992, Mr. Woodbury served as Senior Vice President, General Counsel of Intermark, Inc., a publicly held operating/holding company. He was elected Vice President and Corporate Counsel of Intermark in 1980 and had served as Corporate Secretary since 1981. Mr. Woodbury received his J.D. from the University of San Diego School of Law and a B.A. in Business Administration from San Diego State University.

                    EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides certain summary information concerning the compensation earned by the Named Executive Officers for services rendered in all capacities to the Company for the fiscal years ended December 31, 1997, 1996 and 1995.

                              SUMMARY COMPENSATION TABLE


                                                                                  Long-Term
                                                                                 Compensation
                                                Annual Compensation                 Awards
                                     ---------------------------------------     ------------
                                                                                  Number of
                                                                Other Annual      Securities     All Other
           Name and                                             Compensation      Underlying    Compensation
      Principal Position         Year   Salary (1)  Bonus (1)       (2)          Options/SARs     (3)(4)
      ------------------         ----   ----------  ---------   ------------     ------------   ------------
Cam L. Garner                    1997    $396,519    $475,000      $    --        275,000 (5)     $31,540
Chairman, President and          1996    $347,654    $610,000      $    --         20,000         $21,093
Chief Executive Officer          1995    $337,391    $175,000      $    --         25,000         $ 5,610


David S. Kabakoff (6)            1997    $266,019      (7)         $    --         60,000 (5)     $10,406
Executive Vice President         1996    $171,635    $105,000      $    --        230,000         $ 3,466

Walter F. Spath                  1997    $210,808    $140,000      $    --        90,000 (5)      $12,687
Senior Vice President,           1996    $201,538    $190,000      $    --           -0-          $ 7,006
Sales and Marketing              1995    $204,250    $ 40,000      $    --        15,000          $ 3,750

James W. Newman                  1997    $200,769    $140,000      $    --       110,000 (5)      $14,677
Senior Vice President,           1996    $190,039    $190,000      $    --        20,000          $11,378
Finance and Administration,      1995    $175,870    $ 40,000      $    --        15,000          $ 4,406
and Chief Financial Officer

Charles W. Prettyman             1997    $191,116      (7)         $    --        65,000 (5)      $  -0-
Senior Vice President,           1996    $179,577    $190,000      $    --        20,000             -0-
Development and Regulatory       1995    $167,700    $ 45,000      $    --         7,000             -0-
Affairs

----------------------

(1) Includes amounts deferred under the Company's 401(k) Profit Sharing Plan (the "401(k) Plan") pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended, and the Company's Deferred Compensation Plan (the "Deferred Comp. Plan").
(2) Perquisites and other personal benefits paid to the Named Executive Officers are less than the minimum reporting threshold of $50,000 or 10% of the total annual salary plus bonus for the Named Executive Officer, and such amounts paid, if any, are represented in the table by "--".
(3) Includes contributions made by the Company pursuant to the 401(k) Plan which were earned by the participants for the 1997, 1996 and 1995 fiscal years, respectively, and which were used to purchase shares of the Company's Common Stock as follows: Mr. Garner $6,650, $6,750, and $3,750; Dr. Kabakoff $6,650, $3,150, and $0; Mr. Spath $6,650, $6,750, and $3,750;
     and Mr. Newman $6,650, $6,750, and $3,750.
(4) Includes above-market interest earned by the participants on their Deferred Comp. Plan account for the 1997, 1996 and 1995 fiscal years, respectively, as follows: Mr. Garner $24,890, $14,343 and $1,860; Dr. Kabakoff $3,756, $316 and $0; Mr. Spath $6,037, $256 and $0; and Mr.
     Newman $8,027, $4,628 and $656.

(5) Includes the following option grant as to each individual which was originally granted in December 1996 and which was cancelled and regranted in April 1997, as follows: Mr. Garner, 150,000 shares; Dr. Kabakoff, 20,000 shares; Mr. Spath, 40,000 shares; Mr. Newman, 40,000 shares, and Mr. Prettyman, 35,000 shares. See "Executive Compensation and Other Information - Ten Year Information Regarding Repricing, Cancellation and Regrant of Options."
(6)  Dr. Kabakoff joined the Company in May 1996.
(7) Bonuses were paid in November 1997 by Spiros Corp., a separate company, to Dr. Kabakoff and Mr. Prettyman in the amounts of $150,000 and $140,000, respectively. Dura exercised its purchase option to acquire all of the callable common stock of Spiros Corp. in December 1997.

STOCK OPTIONS

     The following table contains information concerning the grant of stock options under the Company's 1992 Stock Option Plan (the "Option Plan") to the Named Executive Officers. No stock appreciation rights ("SARs") were granted under the Option Plan to the Named Executive Officers in fiscal year ended December 31, 1997.


                          OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                        Individual Grants
---------------------------------------------------------------------------------------------            Potential Realizable
                             Number of        Percent of                                                   Value at Assumed
                             Securities          Total                                                   Annual Rates of Stock
                             Underlying      Options/SARs                                               Price Appreciation for
                              Options/        Granted to        Exercise or                                   Option Term
                                SARs         Employees in        Base Price        Expiration           -----------------------
         Name               Granted (1)     Fiscal Year (2)     ($/Share) (3)        Date (4)            5% (5)         10% (5)
---------------------      -------------    ---------------     -------------      ----------           ---------     ----------
 Cam L. Garner               150,000 (6)         8.34%             $25.00            4-25-07           $2,358,355     $5,976,534
                             125,000             6.95%             $44.88           12-19-07           $3,527,706     $8,939,899

 David S. Kabakoff            20,000 (6)         1.11%             $25.00            4-25-07           $  314,447     $  796,871
                              40,000             2.22%             $44.88           12-19-07           $1,128,866     $2,860,768

 Walter F. Spath              40,000 (6)         2.22%             $25.00            4-25-07           $  628,895     $1,593,742
                              50,000             2.78%             $44.88           12-19-07           $1,411,082     $3,575,960

 James W. Newman              40,000 (6)         2.22%             $25.00            4-25-07           $  628,895     $1,593,742
                              70,000             3.89%             $44.88           12-19-07           $1,975,515     $5,006,344

 Charles W. Prettyman         35,000 (6)         1.94%             $25.00            4-25-07           $  550,283     $1,394,525
                              30,000             1.66%             $44.88           12-19-07           $  846,649     $2,145,576

----------------------

(1) Each option becomes exercisable ratably over a four-year period. The Option Plan provides for acceleration of outstanding options in the event of certain corporation transactions, including a merger, sale, or change of control.
(2) The Company granted options to acquire 1,797,950 shares of Common Stock to the Company's, directors, officers and employees in 1997, of which options to acquire 771,725 shares of Common Stock were granted pursuant to the option cancellation/regrant program discussed in "Board Compensation Committee Report on Executive Compensation - Compensation Committee Report on 1997 Cancellation and Regrant of Options" and "Executive Compensation and Other Information - Ten-Year Information Regarding Repricing, Cancellation and Regrant of Options."
(3) The exercise price per share of options granted represented the fair market value of the underlying shares of Common Stock on the dates the respective options were granted as determined by the Board of Directors. The exercise price may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date or a combination of cash or shares or any other form of consideration approved by the Board of Directors. The fair market value of shares of Common Stock will be determined in accordance with certain provisions of the Option Plan based on the closing selling price per share of a share of Common Stock on the date of grant on the primary exchange on which the Company's Common Stock is listed or reported.
(4) Each option has a term of ten years from the date of grant. Options which expire 4-25-07 were granted 4-25-97 and options which expire of 12-19-07 were granted 12-19-97.
(5) There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock does in fact appreciate over the option term, no value will be realized from the option grants made to the executive officers.
(6) Options granted in 1996 which were cancelled and regranted in 1997 pursuant to the option cancellation/regrant program discussed in "Board Compensation Committee Report on Executive Compensation - Compensation Committee Report on 1997 Cancellation and Regrant of Options" and "Executive Compensation and Other Information - Ten-Year Information Regarding Repricing, Cancellation and Regrant of Options."

OPTION EXERCISES AND HOLDINGS

     The following table provides information, with respect to the Named Executive Officers, concerning the exercise of options pursuant to the Option Plan during the fiscal year ended December 31, 1997 and unexercised options held as of the end of the fiscal year.


                   AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FISCAL YEAR-END OPTION/SAR VALUES


                                                                Number of Securities                   Value of Unexercised
                                                               Underlying Unexercised                      in-the-Money
                                Shares                              Options/SARs at                         Options/SARs at
                               Acquired                             December 31, 1997                    December 31, 1997 (1)
                                 Upon          Value        --------------------------------       -------------------------------
            Name               Exercise       Realized      Exercisable        Unexercisable       Exercisable       Unexercisable
            ----               --------      ----------     -----------        -------------       -----------       -------------
 Cam L. Garner                  118,460      $4,245,429        8,297             365,643             $331,007         $6,461,912

 David S. Kabakoff                    0               0       87,996             202,004           $1,429,495         $2,764,354

 Walter F. Spath                 50,000      $2,061,250       89,088             115,912           $3,513,179         $1,769,445

 James W. Newman                 46,700      $1,930,893       50,909             161,991           $2,121,130         $2,681,108

 Charles W. Prettyman            29,442        $956,330        2,504              91,824              $83,783         $1,634,892

-----------------------
(1) Value is defined as market price of the Company's Common Stock at fiscal year end less exercise price. The market price of the Company's Common Stock at December 31, 1997 was $45.88.


DIRECTOR COMPENSATION

      The Company does not presently pay fees to its directors, other than reimbursement for their out-of-pocket expenses incurred in attending meetings of the Board of Directors and its committees. In addition, each non-employee director is entitled to receive options under the Option Plan in connection with his service on the Board of Directors. Each person who is newly elected or appointed as a non-employee director after the effective date of the Option Plan will receive, on the date of such election or appointment, a non-qualified option for 30,000 shares of Common Stock. On the date of each of the Company's Annual Meetings, each person who (i) (A) is a continuing non-employee director or (B) is re-elected at the Annual Meeting and (ii) has served as a non-employee director for the immediately preceding 180 days, will receive a non-qualified stock option for 8,000 shares of Common Stock (collectively, the "Automatic Grant"). The exercise price for the options is the fair market value of the Common Stock on the date of grant and each option has a term of 10 years. Automatic Grants are granted in tandem with limited stock appreciation rights which become effective in the event of a hostile tender offer.

     The Company entered into a one-year Consulting Agreement with Mr. Conrad in April 1995, pursuant to which Mr. Conrad provided certain consulting services to the Company related to marketing and licensing strategies, and for which Mr. Conrad received compensation of $1,000 per month, plus reimbursement of out-of-pocket expenses. Such agreement has been extended for subsequent one-year terms and currently expires March 31, 1999.


     The Company engaged Life Science Advisors, of which Mr. Cook is a principal, in May 1995 to provide certain strategic consulting services on a limited basis, for which it received compensation during the 1997 fiscal year of $27,860, plus reimbursement of out-of-pocket expenses.

TEN-YEAR INFORMATION REGARDING REPRICING, CANCELLATION AND REGRANT OF OPTIONS

     As discussed in "Board Compensation Committee Report on Executive Compensation - Compensation Committee Report on 1997 Cancellation and Regrant of Options," the Company implemented an option cancellation/regrant program for executive officers and all other employees holding stock options granted during the period from August 22, 1996 through April 25, 1997. The cancellation/regrant was effected April 25, 1997 and each option held by those individuals granted during the period from August 22, 1996 through April 25, 1997, at such individual's election, was cancelled in exchange for a new option for the same number of shares with an exercise price of $25.00 per share, the fair market value of the Common Stock on April 25, 1997. Vesting on the underlying option was forfeited and the replacement option vests over a new 4-year period commencing April 25, 1997 and remains valid for a 10-year term.

     The Compensation Committee determined that this program was necessary because equity incentives are a significant component of the total compensation of each employee and play a substantial role in the Company's ability to retain the services of the individuals essential to the Company's long-term financial success. Prior to implementation of the program, the market price of the Common Stock has fallen and did not necessarily reflect the progress made by the Company in financing operations, product acquisitions, research and development programs and collaborative programs. The Compensation Committee felt that the Company's ability to retain key employees would be significantly impaired unless value was restored in the form of regranted options for the Common Stock at the then current market price.

     The following table sets forth information with respect to each executive officer of the Company who held an option which was subject to an option repricing program during the last ten fiscal years ended December 31, 1997. The table details his or her participation in the option cancellation/regrant program which was effected April 25, 1997.


                                                   TEN-YEAR OPTIONS/SAR REPRICINGS
                                                                1997
                                                                                                                       Length of
                                             Number of                                                                 Original
                                             Securities                                                               Option Term
                                             Underlying      Market Price of                                         Remaining at
                                            Options/SARs     Stock at Time of   Exercise Price at                       Date of
                                            Repriced or        Repricing or     Time of Repricing    New Exercise    Repricing or
             Name              Date         Amended (#)       Amendment ($)     or Amendment  ($)     Price ($)        Amendment
             ----              ----         ------------     ----------------   -----------------    ------------    ------------
 Julia Brown                  4-25-97          40,000             $25.00             $37.63             $25.00        9 1/2 years
 Senior Vice President,
 Business Development

 Cam L. Garner                4-25-97         150,000             $25.00             $37.63             $25.00        9 1/2 years
 Chairman, President &
 Chief Executive Officer

 David S. Kabakoff            4-25-97          20,000             $25.00             $37.63             $25.00        9 1/2 years
 Executive Vice President

 James W. Newman              4-25-97          40,000             $25.00             $37.63             $25.00        9 1/2 years
 Senior Vice President,
 Finance and Administration,
 and Chief Financial Officer

 Charles W. Prettyman         4-25-97          35,000             $25.00             $37.63             $25.00        9 1/2 years
 Senior Vice President,
 Development and
 Regulatory Affairs

 Walter F. Spath              4-25-97          40,000             $25.00             $37.63             $25.00        9 1/2 years
 Senior Vice President,
 Sales and Marketing

 Mitchell R. Woodbury         4-25-97          30,000             $25.00             $37.63             $25.00        9 1/2 years
 Senior Vice President,
 General Counsel &
 Corporate Secretary


     An aggregate of 355,000 options originally granted December 6, 1996 under the Option Plan to the executive officers were cancelled and regranted under the April 25, 1997 cancellation/regrant program. The option cancellation/regrant program was conducted in accordance with the terms and conditions of the Option Plan.

     See "Board Compensation Committee Report on Executive Compensation - Compensation Committee Report on 1997 Cancellation and Regrant of Options" for a further discussion regarding stock options which were cancelled and regranted during the 1997 fiscal year.

EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS

     In May 1990, the Company entered into an employment agreement with Mr. Garner pursuant to which he was employed as President and Chief Executive Officer. The current employment term ends May 31, 1998, and will automatically renew for successive one year periods, unless either Mr. Garner or the Company elect otherwise. The agreement allows for termination of employment upon Mr. Garner's death or disability and for cause or without cause upon 60 days written notice. During the employment term, Mr. Garner will receive an annual base salary (currently $395,000) subject to increase by the Company's Board of Directors annually, with a minimum increase of at least 5%.

     In the event of termination of employment by the Company without cause, the Company is obligated to pay Mr. Garner six months' base salary. Mr. Garner is entitled to nine months' base salary if there has been a change of control of the Company and he is terminated without cause, or following: (i) a change in position with the Company that materially reduces Mr. Garner's level of responsibility; (ii) a 10% or more reduction of Mr. Garner's compensation; or
(iii) a change in Mr. Garner's place of employment to more than 20 miles from the Company's current facility in San Diego, California, unless Mr. Garner otherwise agrees in writing.

     In May 1996, Dr. Kabakoff entered into an employment agreement with the Company upon substantially the same terms and conditions as described above for Mr. Garner, with an initial term expiring April 30, 1998. Dr. Kabakoff's current annual base salary is $265,000 and is subject to annual review and increase at the sole discretion of the Board of Directors.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In fiscal 1997, Dr. Blair and Messrs. Conrad and Hale served as the members of the Company's Compensation Committee. The Company has no insider relationships reportable pursuant to this item.



     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS OR FUTURE FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"), THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH INCLUDED HEREIN SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

          GENERAL COMPENSATION POLICY. The fundamental policy of the Company is to offer the executive officers competitive compensation opportunities based upon their contribution to the financial success of the Company and their personal performance. It is our objective to have a substantial portion of each officer's compensation contingent upon the Company's performance, as well as upon his or her own level of performance. Accordingly, each executive officer's compensation package is comprised of three elements: (i) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in the industry,
     (ii) annual variable performance awards payable in cash and tied to the achievement of financial and individual performance goals established by management and approved by the Board of Directors, and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders. As an officer's level of responsibility increases, it is our intent to have a greater portion of his or her total compensation be dependent upon Company performance and stock price appreciation rather than base salary.

          FACTORS. Several of the more important factors which we considered in establishing the components of each executive officer's compensation package for the 1997 fiscal year are summarized below. Additional factors were also taken into account, and we may in our discretion apply entirely different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years; all compensation decisions will be designed to further the general compensation policy indicated above.

     - BASE SALARY. The base salary for each officer is set on the basis of personal performance and the salary levels in effect for comparable positions at similarly situated biopharmaceutical and biomedical companies headquartered in the same geographical region as the Company. This group of companies is believed to be more relevant for establishing compensation, and is therefore not the same as the "peer group" of companies referred to in the Performance Graph included in this Proxy Statement which displays comparative total stockholder returns. As a general rule, we focus on the mid-range of compensation for comparable positions at such similarly situated companies in establishing base salary amounts for the Company's executive officers. See "Executive Compensation and Other Information - Employment Contracts and Change of Control Arrangements" regarding the employment agreement in effect between the Company and Dr. Kabakoff.

     - ANNUAL INCENTIVE COMPENSATION. Annual bonuses may be earned by each executive officer on the basis of the Company's and each officer's achievement of corporate and individual performance targets, respectively, which we establish at the beginning of the fiscal year. We do not assign a defined weight to each component of the incentive compensation opportunity. For fiscal year 1997, the corporate performance targets were primarily focused on growth in earnings per share, with the belief that an increase in the Company's earnings per share is a prime factor in positively affecting the market price of the Company's stock. Accordingly, this element of executive compensation is earned on the basis of the Company's success in achieving the earnings per share growth targets. There is no fixed percentage of base salary utilized in calculating or setting annual incentive compensation targets.

     - LONG-TERM INCENTIVE COMPENSATION. On December 19, 1997, the grants of stock options to certain of the Company's executive officers were approved under the Option Plan. The grants are designed to consistently align the interests of each executive officer with those of the stockholders and to provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The number of shares subject to each option grant was based on the officer's level of responsibilities, relative position in, and length of service with, the Company. Each grant allows the officer to acquire shares of Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years). Accordingly, the option will provide a return to the executive officer only if the market price of the Common Stock appreciates over the option term.

          CEO COMPENSATION. In setting the compensation payable to the Company's Chief Executive Officer, Mr. Garner, the Compensation Committee has sought to be competitive with other similarly situated companies in the industry as referred to above, while at the same time tying a significant percentage of such compensation to Company performance.

          Mr. Garner's 1997 base salary was established based on our evaluation of his personal performance and the objective of the Compensation Committee to have his base salary keep pace with salaries being paid to similarly situated chief executive officers. Over the last two fiscal years of Mr. Garner's tenure as Chief Executive Officer, the Company has experienced an annual compounded growth rate in revenue of 88%. While this factor has been taken into account in the determination of Mr. Garner's base salary for 1997, it may not be applied to the same extent in future years in setting base salary. See "Executive Compensation and Other Information - Employment Contracts and Change of Control Arrangements" regarding the employment agreement in effect between the Company and Mr. Garner.

          The remaining components of Mr. Garner's 1997 fiscal year compensation were entirely dependent upon the Company's financial performance and provided no dollar guarantees. The cash bonus paid to him for the 1997 fiscal year was based on the Company's attainment of the earnings growth targets which we established as his individual bonus plan for the year.
     The option grants made to him during the 1997 fiscal year were based on his performance during the year and were intended to place a significant portion of his total compensation for the year at risk, since the options will have no value unless there is appreciation in the value of the Common Stock over the option term. The amount of the stock option grants, 275,000 shares, was determined in light of the Company's record performance in 1997, including growth of 74% in revenues, profit for each of the quarters during the year, culminating in growth in earnings per share which represented a 65% increase over the prior year (excluding non-recurring charges principally related to the exercise of the Spiros Development Corporation purchase option and the cash contribution to Spiros Development Corporation II, Inc.) As indicated, it is our objective to have an increasing percentage of Mr. Garner's total compensation each year tied to the attainment of performance targets and stock price appreciation on his option shares. In establishing bonus amounts, if any, paid to Mr. Garner in future years, we may consider a variety of Company performance factors which will include, but not be limited to, financial performance.

          COMPENSATION COMMITTEE REPORT ON 1997 CANCELLATION AND REGRANT OF OPTIONS. During the 1997 fiscal year, the Compensation Committee determined that factors affecting the stock price of the Company made it necessary for the Company to implement a program to cancel and regrant certain options to purchase Common Stock held by the Company's executive officers and certain other employees. A cancellation/regrant program was implemented, whereby certain outstanding options were cancelled and new options for the same number of shares were granted with a lower exercise price per share equal to the fair market price of the Common Stock on the regrant date.

          The Compensation Committee determined that this program was necessary because equity incentives are a significant component of the total compensation of each employee and play a substantial role in the Company's ability to retain the services of the individuals essential to the Company's long-term financial success. Prior to implementation of the program, the market price of the Common Stock has fallen and did not necessarily reflect the progress made by the Company in financing operations, product acquisitions, research and development programs and collaborative programs. The Compensation Committee felt that the Company's ability to retain key employees would be significantly impaired unless value was restored in the form of regranted options for the Common Stock at the then current market price.

          Accordingly, on April 25, 1997, the Compensation Committee approved the cancellation and regrant of all outstanding options granted during the period from August 22, 1996 through April 25, 1997 held by current employees. Each optionee holding such an option had the opportunity to (i) elect to retain the old option or (ii) accept a new option with an exercise price of $25.00 per share, the fair market price of the Common Stock on that date, and to cancel the older, higher-priced option. Each regranted option covered the same number of shares subject to the higher-priced option at the time of cancellation and vesting on the higher-priced option was forfeited. The replacement option vests over a new four-year period.

          The Compensation Committee believes the regranted options and new vesting schedule strikes an appropriate balance between the interests of the option holders and those of the shareholders. The lower exercise prices in effect under the regranted options make those options valuable once again to the executive officers and key employees critical to the Company's financial performance. However, those individuals will enjoy the benefits of the regranted options only if they remain in the Company's employ and contribute to the Company's and investors' financial success.


          We conclude our report with the acknowledgment that no member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries.

                                     COMPENSATION COMMITTEE

                                             JAMES C. BLAIR
                                          HERBERT J. CONRAD
                                              DAVID F. HALE

PERFORMANCE GRAPH

     The following graph compares total stockholder returns since the Company became a reporting company under the Exchange Act, as amended, to the Standard & Poor's 500 Index (the "S&P 500") and a peer group comprised of the Pharmaceutical Companies in the S&P 500. The graph is constructed on the assumption that $100 was invested on February 7, 1992 in each (a) the Company's Common Stock, (b) the S&P 500, and (c) the Pharmaceutical Companies in the S&P 500, and that all dividends were reinvested, although dividends have not been declared on the Company's Common Stock. The Pharmaceutical Companies in the S&P 500 consist of the following pharmaceutical companies:
Eli Lilly and Company, Merck & Co., Inc., Pfizer Inc., Schering-Plough Corp. and Upjohn Co. The stockholder return shown on the graph below is not necessarily indicative of future performance, and the Company will not make or endorse any predictions as to future stockholder returns.

                                       [GRAPH]



             Dura            S & P 500       S & P Pharmaceutical Companies
    2/7/92            100             100             100
   3/31/92    67.34693878     98.19990756     93.34993453
   6/30/92    51.02040816     99.28239558     87.16976053
   9/30/92    57.14285714      101.632246     84.47583852
  12/31/92    59.18367347     105.9889562     84.12953831
   3/31/93    40.81632653     109.8713177     69.91532164
   6/30/93    44.89795918     109.5940062     72.56641500
   9/30/93    46.93877551     111.6373544     65.87046169
  12/31/93    59.18367347     113.4666375     74.43925062
   3/31/94    71.42857143     108.4361089     61.66958309
   6/30/94    85.71428571     108.0712253     68.15506418
   9/30/94     91.2244898     112.5519959     76.83581943
  12/31/94    118.3673469     111.7200613     83.60825247
   3/31/95    121.4285714     121.8005789      93.5451108
   6/30/95    153.5510204     132.5135615     102.8566709
   9/30/95    242.8571429     142.1610839     119.1058602
  12/31/95    283.6734694     149.8285047     137.3055885
   3/31/96    405.1428571     157.0215768     143.2593825
   6/30/96    457.1428571     163.1345934     148.2789002
   9/30/96    569.3877551     167.1920991     152.4883445
  12/31/96    779.5918367      180.189253     175.2670672
   3/31/97    583.6734694     184.1737819     187.2688783
   6/30/97    651.1020408     215.3153811     228.0441992
   9/30/97    712.3265306     230.4312924      232.814087
  12/31/97    749.0612245     236.0626627     264.3800247


                   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH MANAGEMENT AND OTHERS

     See "Executive Compensation and Other Information--Employment Contracts and Change of Control Arrangements" for a discussion of the employment agreements between the Company and Mr. Garner and Dr. Kabakoff.

     Officers and directors of the Company are indemnified pursuant to certain provisions of the Delaware General Corporation Law and the Company's Certificate of Incorporation and Bylaws to the fullest extent permitted under Delaware law, in addition to Indemnification Agreements in effect between the Company and its officers and directors.

CERTAIN BUSINESS RELATIONSHIPS

     Dr. Kabakoff was President and Chief Executive Officer and a director, and Mr. Garner also served as a director, of Spiros Corp. during 1997, prior to the Company's exercise of its purchase option to acquire all of the callable common stock of Spiros Corp. in December 1997. Pursuant to certain license, development and management agreements then in effect, Spiros Corp. engaged the Company to develop certain compounds, to which Spiros Corp. had certain rights, for delivery through Spiros-Registered Trademark-, the Company's proprietary dry powder pulmonary drug delivery system. During 1997, the Company recorded contract revenues from Spiros Corp. of $19,277,000. Dr. Kabakoff currently serves as Chairman, President and Chief Executive Officer, and Mr. Garner also serves as a director, of Spiros Corp. II, a separate, newly-formed company which has engaged the Company through various agreements to further develop certain products, to which Spiros Corp. II has rights, for use with the Spiros-Registered Trademark- system. The Company has an option to purchase all of the callable common stock of Spiros Corp. II. During 1997, the Company recorded contract revenues from Spiros Corp. II of $6,626,000.

              SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the Nasdaq National Market. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of such forms furnished to the Company or written representations from certain reporting persons that no Forms 5 were required, the Company believes that, during the 1997 fiscal year, its officers, directors and greater than 10% beneficial owners complied with all applicable
Section 16(a) filing requirements.



                                     FORM 10-K

     THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO THE ATTENTION OF INVESTOR RELATIONS, DURA PHARMACEUTICALS, INC., 7475 LUSK BLVD., SAN DIEGO, CALIFORNIA 92121.


                               STOCKHOLDER PROPOSALS

     Under the present rules of the SEC, the deadline for stockholders to submit proposals to be considered for inclusion in the Company's Proxy Statement for next year's Annual Meeting of Stockholders is expected to be January 21, 1999 (120 days prior to May 21, 1999). Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the SEC and the Bylaws of the Company.


                                   OTHER MATTERS

     The Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters set forth in this Proxy Statement. Should any other matter requiring a vote of the stockholders arise, the persons named as proxies on the enclosed proxy card will vote the shares represented thereby in the interests of the Company in accordance with their best judgment. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card.


                              By Order of the Board of Directors




Dated:  April 9, 1998         MITCHELL R. WOODBURY
                              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND
                              SECRETARY

                              DURA PHARMACEUTICALS, INC.
                                1992 STOCK OPTION PLAN

               EFFECTIVE DECEMBER 9, 1992; AS AMENDED JUNE 2, 1994; AS
                    AMENDED MAY 25, 1995; AS AMENDED MAY 29, 1996
                AS AMENDED JULY 1, 1996; AS AMENDED FEBRUARY 19, 1997
                            AS AMENDED FEBRUARY 19, 1998


                                     ARTICLE ONE
                                  GENERAL PROVISIONS

I.   PURPOSE OF THE PLAN

     A. IMPLEMENTATION. This 1992 Stock Option Plan ("PLAN") is implemented as of December 9, 1992 ("EFFECTIVE DATE"), to enable Dura Pharmaceuticals, Inc. ("COMPANY") to grant options to the following eligible individuals ("ELIGIBLE INDIVIDUALS") in order to attract them and to retain their services: (a) key employees (including officers and directors) of the Company or its subsidiaries or any parent corporation who are primarily responsible for the management, growth and financial success of the Company or its subsidiaries, (b) non-employee members of the Board of Directors ("BOARD") of the Company or any of its subsidiaries, and (c) consultants and independent contractors who perform valuable services for the Company or its subsidiaries.

     B. SUCCESSOR PLAN. This Plan is a successor to the Company Stock Option Plan that was adopted by the Board in 1983 ("1983 PLAN"). No further option grants (including, but not limited to automatic option grants) will be made under the 1983 Plan on and after the Effective Date of this Plan. All options outstanding under the 1983 Plan on the Effective Date are hereby incorporated into this Plan and will be treated as outstanding options under this Plan. Each outstanding option so incorporated will continue to be governed solely by the express terms and conditions of the instruments evidencing such grant. No provision of this Plan will be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of the Company's Common Stock under the terms of the incorporated options.

II.  ADMINISTRATION OF THE PLAN

     A. COMMITTEE. The Plan will be administered by the Board of Directors or by a committee or committees appointed by the Board, and consisting of two or more members of the Board. The Board may delegate the responsibility for administration of the Plan with respect to designated classes of optionees to different committees, subject to such limitations as the Board deems appropriate. With respect to any matter, the term "COMMITTEE," when used in this Plan, will refer to the committee that has been delegated authority with respect to such matter. Members of a committee will serve for such term as the Board may determine, and will be subject to removal by the Board at any time.

     B. SECTION 16(B) COMMITTEE. Notwithstanding any other provision of this Agreement, each grant of an option or other transaction between the Company and any Section 16 Insider shall be valid and enforceable only if approved by the Board of Directors or by a committee composed exclusively of two or more Non-Employee Directors. For this purpose, a "Section 16 Insider" shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act, and a Non-Employee Director shall have the meaning set forth in Rule 16b-3(b)(3).

     C. AUTHORITY. Any Committee will have full authority to administer the Plan within the scope of its delegated responsibilities, including authority to interpret and construe any relevant provision of the Plan, to adopt such rules and regulations as it may deem necessary, and to determine the terms of grants made under the Plan (which need not be identical). Decisions of a Committee made within the discretion delegated to it by the Board will be final and binding on all persons.

III. STOCK SUBJECT TO THE PLAN

     A. NUMBER OF SHARES. Shares of the Company's Common Stock available for issuance under the Plan shall be drawn from either the Company's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Company on the open market. The maximum number of shares of Common Stock that may be issued over the term of the Plan shall not exceed 8,307,360 shares, subject to adjustment from time to time in accordance with the provisions of this Section. This authorized share reserve is comprised of (i) the number of shares remaining available for issuance under the 1983 Plan as of the Effective Date, including the shares subject to the outstanding options incorporated into this Plan and any other shares that would have been available for future option grant under the 1983 Plan, plus (ii) an additional 416,040 shares of Common Stock, plus (iii) an additional increase of 750,000 shares of Common Stock, plus (iv) an additional increase of 1,000,000 shares of Common Stock, plus (v) an additional increase of 1,500,000 shares of Common Stock, plus (vi) an additional increase of 1,600,000 shares of Common Stock, plus (vii) an additional increase of 700,000 shares of Common Stock. Accordingly, to the extent one or more outstanding options under the 1983 Plan that have been incorporated into this Plan are subsequently exercised, the number of shares issued with respect to each such option will reduce, on a share-for-share basis, the number of shares available for issuance under this Plan.

     B. EXPIRED OPTIONS. Should an outstanding option under this Plan (including any outstanding option under the 1983 Plan incorporated into this Plan) expire or terminate for any reason prior to exercise in full (including any option cancelled in accordance with the cancellation-regrant provisions of this Plan), the shares subject to the portion of the option not so exercised will be available for subsequent option grant under this Plan. Shares subject to any option or portion thereof cancelled in accordance with the stock appreciation (or limited stock appreciation) rights provisions of this Plan will NOT be available for subsequent option grant under the Plan.

     C. ADJUSTMENTS. If any change is made to the Common Stock issuable under the Plan (including Common Stock issuable under an Automatic Option Grant) by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments will be made to (i) the number and/or class of shares issuable under the Plan,
(ii) the number and/or class of shares and price per share in effect under each outstanding option under the Plan, and (iii) the number and/or class of shares and price per share in effect under each outstanding option incorporated into this Plan from the 1983 Plan. The purpose of these adjustments will be to preclude the enlargement or dilution of rights and benefits under the options.

                                       APPENDIX

                                     ARTICLE TWO
                              STANDARD OPTION PROVISIONS

I.   TERMS AND CONDITIONS OF OPTIONS

     A.   COMMITTEE DISCRETION.

          (1) Except as provided under the Automatic Option Grant provisions of this Plan, the Committee will have full authority to determine which Eligible Individuals are to receive option grants under the Plan, the number of shares to be governed by each such grant, whether the option is to be an incentive stock option ("INCENTIVE OPTION") that satisfies the requirements of Section 422 of the Internal Revenue Code or a non-qualified option not intended to satisfy such requirements ("NON-QUALIFIED OPTION"), the time or times at which each such option is to become exercisable, and the maximum term for which the option is to remain outstanding.

          (2) Notwithstanding any other provision of this Plan, no individual shall be granted options to acquire more than 400,000 shares in any fiscal year or 1,500,000 shares over the lifetime of the Plan.

     B. TERM. No option granted under the Plan will be exercisable after the expiration of 10 years from the date the option was granted.

     C. PRICE. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than 100% percent of the Fair Market Value per share of Common Stock on the option grant date, provided that the Plan Administrator may fix the exercise price at less than 100% if the optionee, at the time of the option grant, shall have made a payment to the Company (including payment made by means of an agreed salary reduction) equal to the excess of the Fair Market Value of the Common Stock on the option grant date over such exercise price.


     D. EXERCISE AND PAYMENT. After any option granted under the Plan becomes exercisable, it may be exercised by notice to the Company at any time prior to the termination of such option. The option price will be payable in full in cash or check made payable to the Company; provided, however, that the Committee may, either at the time the option is granted or at the time it is exercised and subject to such limitations as it may determine, authorize payment of all or a portion of the option price in one or more of the following alternative forms:

          (1) a promissory note authorized pursuant to Section IV of this Article; or

          (2) full payment in shares of Common Stock valued as of the exercise date and held for the requisite period to avoid a charge to the Company's earnings; or

          (3) full payment through a sale and remittance procedure under which the option holder delivers a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds to pay the option prices.

For purposes of Subparagraphs (1) and (3) immediately above, the Exercise Date shall be the date on which written notice of the exercise of the option is delivered to the Company. In all other cases, the Exercise Date will be the date on which written notice and actual payment is received by the Company.

     The sale and remittance procedure authorized for the exercise of outstanding options under this Plan shall be available for all options granted under this Plan on or after the Effective Date and for all non-qualified options outstanding under the 1983 Plan and incorporated into this Plan. The Plan Administrator may also allow such procedure to be utilized in connection with one or more disqualifying dispositions of Incentive Option shares effected after the Effective Date, whether such Incentive Options were granted under this Plan or the 1983 Stock Option Plan.

     E. SHAREHOLDER RIGHTS. An option holder will have no shareholder rights with respect to any shares covered by an option (including an Automatic Option Grant) prior to the Exercise Date of the option, as defined in the immediately preceding Paragraph and in the Automatic Option Grant provisions of Section II of Article Three of this Plan.

     F. SEPARATION FROM SERVICE. The Committee will determine whether options will continue to be exercisable, and the terms of such exercise, on and after the date that an optionee ceases to be employed by, or to provide services to, the Company or its subsidiaries PROVIDED, however, that in no event will an option be exercisable after the specified expiration date of the option term. The date of termination of an optionee's employment or services will be determined by the Committee, which determination will be final.

     G. INCENTIVE OPTIONS. Options granted under the Plan that are intended to be Incentive Options will be subject to the following additional terms:

          (1) DOLLAR LIMITATION. The aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee after December 31, 1986 under this Plan (or any other option plan of the Company or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of $100,000. To the extent the Employee holds two or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted.

          (2) 10% SHAREHOLDER. If any employee to whom an Incentive Option is to be granted pursuant to the provisions of the Plan is, on the date of grant, the owner of stock (determined with application of the ownership attribution rules of Section 424(d) of the Internal Revenue Code) possessing more than 10% of the total combined voting power of all classes of stock of his or her employer corporation or of its parent or subsidiary corporation ("10% SHAREHOLDER"), then the following special provisions will apply to the option granted to such individual:

               (i) The option price per share of the stock subject to such Incentive Option will not be less than 110% of the Fair Market Value of the option shares on the date of grant; and

            (ii) The option will not have a term in excess of 5 years from the date of grant.

          (3) PARENT AND SUBSIDIARY. For purposes of this Section, "PARENT CORPORATION" and "SUBSIDIARY CORPORATION" will have the meaning attributed to those terms, as they are used in Section 422(b) of the Internal Revenue Code.

          (4) EMPLOYEES. Incentive Options may only be granted to employees of the Company or its subsidiaries.

     H. FAIR MARKET VALUE. For all purposes under this Plan (including, but not limited to Automatic Option Grants) the fair market value per share of Common Stock on any relevant date under the Plan ("FAIR MARKET VALUE") will be determined as follows:

          (1) If the Common Stock is not at the time listed or admitted to trading on any national stock exchange but is traded in the over-the-counter market, the fair market value will be the mean between the highest bid and lowest asked prices (or, if such information is available, the closing selling price) per share of Common Stock on the date in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through its NASDAQ system or any successor system. If there are no reported bid and asked prices (or closing selling price) for the Common Stock on the date in question, then the mean between the highest bid price and lowest asked price (or the closing selling price) on the last preceding date for which such quotations exist will be determinative of fair market value.

          (2) If the Common Stock is at the time listed or admitted to trading on any national stock exchange, then the fair market value will be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Committee to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the fair market value will be the closing selling price on the exchange on the last preceding date for which such quotation exists.

          (3) If the Common Stock is at the time neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, then the fair market value will be determined by the Committee after taking into account such factors as the Committee shall deem appropriate.

     I. LIMITED TRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. However, a Non-Qualified Option may be assigned in whole or in part during the Optionee's lifetime. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

II.  STOCK APPRECIATION RIGHTS

     If, and only if the Committee, in its discretion, elects to implement an option surrender program under the Plan, one or more option holders may, upon such terms as the Committee may establish at the time of the option grant or at any time thereafter, be granted the right to surrender all or part of an unexercised option in exchange for a distribution equal in amount to the difference between (i) the Fair Market Value (at date of surrender) of the shares for which the surrendered option or portion thereof is at the time exercisable and (ii) the aggregate option price payable for such shares. The distribution to which an option holder becomes entitled under this

Section may be made in shares of Common Stock, valued at Fair Market Value at the date of surrender, in cash, or partly in shares and partly in cash, as the Committee, in its sole discretion, deems appropriate. The option surrender provisions of this Section will not apply to options granted pursuant to the Automatic Option Grant provisions of this Plan.

III. CORPORATE TRANSACTION/CHANGE OF CONTROL/HOSTILE TAKEOVER

     A. CORPORATE TRANSACTION. In the event of any of the following transactions ("CORPORATE TRANSACTION"):

          (1) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state of the Company's incorporation,

          (2) the sale, transfer or other disposition of all or substantially all of the assets of the Company in liquidation or dissolution of the Company,

          (3) any reverse merger in which the Company is the surviving entity but in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to holders different from those who held such securities immediately prior to such merger, or

          (4) an acquisition by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by or is under common control with, the Company) of ownership of more than fifty percent (50%) of the Company's outstanding Common Stock, pursuant to a tender or exchange offer, the exercisability of each option at the time outstanding under this Article Two shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. Upon the consummation of the Corporate Transaction, all outstanding options under this Article Two shall terminate and cease to be outstanding.

     B. HOSTILE TAKEOVER. One or more officers of the Company subject to the short-swing profit restrictions of the Federal securities laws may, in the Committee's sole discretion, be granted, in tandem with their outstanding options, limited stock appreciation rights as described below. In addition all Automatic Option Grants under this Plan will be made in tandem with limited stock appreciation rights as described below.

          (1) Upon the occurrence of a Hostile Takeover, each outstanding option with such a limited stock appreciation right in effect for at least six
(6) months will automatically be cancelled in return for a cash distribution from the Company in an amount equal to the excess of (i) the Takeover Price (defined below) of the shares of Common Stock at the time subject to the cancelled option (whether or not the option is otherwise at the time exercisable for such shares) over (ii) the aggregate exercise price payable for such shares. The cash distribution payable upon such cancellation shall be made within five
(5) days following the consummation of the Hostile Takeover. Neither the approval of the Committee nor the consent of the Board shall be required in connection with such option cancellation and cash distribution.

          (2) For purposes of the limited stock appreciation rights described above, the following definitions shall be in effect:

               (i) A Hostile Takeover shall be deemed to occur upon the acquisition by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of ownership of more than 50% of the Company's outstanding Common Stock (excluding the Common Stock holdings of officers and directors of the Company who participate in this Plan) pursuant to a tender or exchange offer which the Board does not recommend the Company's shareholders accept.

            (ii) The Takeover Price per share shall be deemed to be equal to the GREATER of (a) the Fair Market Value per share on the date of cancellation, or (b) the highest reported price per share paid in effecting the Hostile Takeover. However, if the cancelled option is an Incentive Option, the Takeover Price shall not exceed the clause (a) price per share.

     C. COMPANY RIGHTS. The grant of options (including Automatic Option Grants) under this Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV.  LOANS OR GUARANTEE OF LOANS

     The Committee may assist any optionee (including any officer) in the exercise of one or more outstanding options under this Article by (a) authorizing the extension of a loan to such optionee from the Company, (b) permitting the optionee to pay the option price for the purchased Common Stock in installments over a period of years or (c) authorizing a guarantee by the Company of a third-party loan to the optionee. The terms of any loan, installment method of payment or guarantee (including the interest rate and terms of repayment) will be established by the Committee in its sole discretion. Loans, installment payments and guarantees may be granted without security or collateral (other than to optionees who are consultants or independent contractors, in which event the loan must be adequately secured by collateral other than the purchased shares), but the maximum credit available to the optionee shall not exceed the SUM of (i) the aggregate option price (less par value) of the purchased shares plus (ii) any federal and state income and employment tax liability incurred by the optionee in connection with the exercise of the option. Automatic Option Grants will not be subject to these loan and loan guarantee provisions.

V.   CANCELLATION AND REGRANT OF OPTIONS

     The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, the cancellation of any or all outstanding options under this Article (including outstanding options under the 1983 Plan incorporated into this Plan) and to grant in substitution new options under the Plan covering the same or different numbers of shares of Common Stock but having an option price per share not less than 100% of the fair market value of the Common Stock on the new grant date. Automatic Option Grants will not be subject to these cancellation and regrant provisions.

VI.  REPURCHASE RIGHTS

     The Committee may in its discretion determine that it shall be a term and condition of one or more options exercised under the Plan that the Company (or its assigns) shall have the right, exercisable upon the optionee's separation from service with the Company and its subsidiaries, to repurchase any or all of the shares of Common Stock previously acquired by the optionee upon the exercise of such option. Any such repurchase right shall be exercisable upon such terms and conditions (including the establishment of the appropriate vesting schedule and other provisions for the expiration of such right in one or more installments) as the Committee may specify in the instrument evidencing such right. The Committee shall also have full power and authority to provide for the automatic termination of these repurchase rights, in whole or in part, and thereby accelerate the vesting of any or all of the purchased shares.

                                    ARTICLE THREE
                            AUTOMATIC OPTION GRANT PROGRAM

I.   GRANTS

     A. AUTOMATIC OPTION GRANTS. Non-employee members of the Board will automatically be granted Non-Qualified Options to purchase the number of shares of Common Stock set forth below (subject to adjustment under Section III(C) of Article One of this Plan) on the dates and pursuant to the terms set forth below ("AUTOMATIC OPTION GRANTS").

     B. CONTINUING DIRECTORS. On the date of each Annual Shareholders Meeting of the Company held after the Effective Date of this Plan, each continuing non-employee member of the Board will receive an Automatic Option Grant to purchase 8,000 shares of Common Stock; provided, however, that an individual who has not served as a non-employee member of the Board for the immediately preceding 180 days will not receive such a grant.

     C. NEW DIRECTORS. Each individual person who is newly elected or appointed as a non-employee member of the Board on or after the Effective Date of this Plan will receive, on the effective date of such election or appointment, an Automatic Option Grant to purchase 30,000 shares of Common Stock.

II.  TERMS

     The terms applicable to each Automatic Option Grant will be as follows:

     A. PRICE. The option price per share will be equal to 100% of the Fair Market Value of a share of Common Stock on the date of grant.

     B. OPTION TERM. Each Automatic Option Grant will have a maximum term of 10 years measured from the automatic grant date.

     C. EXERCISABILITY. Each Automatic Option Grant will become exercisable for all Automatic Option Grant shares one (1) year after the automatic grant date, provided the optionee continues to serve as a Board member throughout that one (1)-year period.

     D. PAYMENT. Upon exercise of the option, the option price for the purchased shares will become payable immediately in one or more of the following alternative forms: cash, shares of Common Stock held for the requisite period to avoid a charge to the Company's reported earnings and valued at Fair Market Value on the Exercise Date (as defined below), or pursuant to a sale and remittance procedure under which the option holder delivers a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds to pay the option price. For these purposes, the Exercise Date shall be the date on which written notice of the exercise of the option is delivered to the Company. Except to the extent the sale and remittance procedure specified above is utilized for the exercise of the option, payment of the exercise price for the purchased shares must accompany the notice.

     E.   EFFECT OF TERMINATION OF BOARD MEMBERSHIP.

          (1) Should the optionee cease to be a Board member for any reason (other than death) while holding one or more Automatic Option Grants, then the optionee will have 6 months following the date of such cessation of Board membership in which to exercise each such option for any or all of the shares of Common Stock for which the option is exercisable at the time Board membership ceases; provided however, that in no event may such an option be exercised after the expiration of its 10-year term.

          (2) Should the optionee die while holding one or more Automatic Option Grants, then each such option may subsequently be exercised, for any or all of the shares of Common Stock for which the option is exercisable at the time of the optionee's death, by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's Will or in accordance with the laws of descent and distribution. Any such exercise must, however, occur before the earlier of (i) the expiration of the option's 10-year term, or (ii) 12 months after the date of the optionee's death.

     F. ACCELERATION. Automatic Option Grants will be subject to acceleration and termination in the event of a Corporate Transaction as described in Article Two, Section III.A. of this Plan.

     G. HOSTILE TAKEOVER. Automatic Option Grants will be granted in tandem with limited stock appreciation rights, as described in the Hostile Takeover provisions contained in Article Two, Section III.B. of this Plan.

                                     ARTICLE FOUR
                                    MISCELLANEOUS

I.   AMENDMENT OF THE PLAN

     A. GENERAL RULES. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects whatsoever. However, no such amendment or modification shall, without the consent of the option holders, adversely affect rights and obligations with respect to options at the time outstanding under the Plan. In addition, certain amendments may be made conditional on first having obtained stockholder approval if required by the Board or pursuant to any applicable laws or regulations.


     B. AUTOMATIC OPTION GRANTS. Amendment of the Automatic Option Grant provisions of this Plan is subject to the requirements outlined above. In addition, the Automatic Option Grant provisions of this Plan may not be amended more than once every 6 months, other than to comport with changes in the Internal Revenue Code or rules thereunder.

     C. AMENDMENT OF OPTIONS. The Committee shall have full power and authority to modify or waive any or all of the terms, conditions or restrictions applicable to any outstanding option, to the extent not inconsistent with the Plan; provided, however, that no such modification or waiver shall (1) without the consent of the option holder, adversely affect the holder's rights thereunder or (2) affect any outstanding option granted pursuant to the Automatic Option Grant provisions of this Plan except to the extent necessary to conform to any amendment to this Plan.

II.  TAX WITHHOLDING

     A. OBLIGATION. The Company's obligation to deliver shares or cash upon the exercise of stock options or stock appreciation rights granted under the Plan is subject to the satisfaction of all applicable Federal, State and local income and employment tax withholding requirements.

     B. STOCK WITHHOLDING. The Plan Administrator may, in its discretion and upon such terms and conditions as it may deem appropriate (including the applicable safe-harbor provisions of SEC Rule 16b-3) provide any or all holders of outstanding option grants under the Plan with the election to have the Company withhold, from the shares of Common Stock otherwise issuable upon the exercise of such options, one or more of such shares with an aggregate fair market value equal to the designated percentage (any multiple of 5% specified by the optionee) of the Federal and State income taxes ("Taxes") incurred in connection with the acquisition of such shares. In lieu of such direct withholding, one or more optionees may also be granted the right to deliver shares of Common Stock to the Company in satisfaction of such Taxes. The withheld or delivered shares shall be valued at the Fair Market Value on the applicable determination date for such Taxes or such other date required by the applicable safe-harbor provisions of SEC Rule 16b-3.

III.  EFFECTIVE DATE AND TERM OF PLAN

     A. IMPLEMENTATION. This Plan, as successor to the Company's 1983 Stock Option Plan, shall become effective as of the Effective Date, and no further option grants shall be made under the 1983 Plan on or after the Effective Date of this Plan. If shareholder approval of the 1,600,000-share increase is not obtained by February 19, 1998, then each option granted under this Plan subject to this share increase shall terminate without ever becoming exercisable for the option shares and all shares issued hereunder shall be repurchased by the Corporation at the purchase price paid, together with interest (at the applicable Short Term Federal Rate). Subject to the foregoing limitations, options may be granted under this Plan at any time from and after the Effective Date of the Plan and before the date fixed herein for termination of the Plan.

     B. TERMINATION. Unless sooner terminated due to a Corporate Transaction or a Change in Control, the Plan will terminate upon the EARLIER of (i) December 8, 2002, or (ii) the date on which all shares available for issuance under the Plan have been issued or cancelled pursuant to exercise, surrender or cash-out of options. If the date of termination is determined under clause (i) above, then options outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing those options.

     C. ADDITIONAL SHARES. Options to purchase shares of Common Stock may be granted under the Plan which are in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued are held in escrow until shareholder approval is obtained for a sufficient increase in the number of shares available for issuance under the Plan. If such shareholder approval is not obtained within twelve (12) months after the date the first such excess option grants are made, then (I) any unexercised excess options shall terminate and cease to be exercisable and (II) the Corporation shall promptly refund the purchase price paid for any excess shares actually issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow.

III.  USE OF PROCEEDS

      Any cash proceeds received by the Company from the sale of shares pursuant to options granted under the Plan shall be used for general corporate purposes.

IV.  REGULATORY APPROVALS

     The implementation of the Plan, the granting of any option under the Plan, and the issuance of stock upon the exercise or surrender of any such option shall be subject to the procurement by the Company of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the stock issued pursuant to it.


V.   NO EMPLOYMENT/SERVICE RIGHTS

     Neither the establishment of this Plan, nor any action taken under the terms of this Plan, nor any provision of this Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Company (or any parent or subsidiary corporation) for any period of specific duration, and the Company (or any parent or subsidiary corporation retaining the services of such individual) may terminate such individual's employment or service at any time and for any reason, with or without cause.

                                                                     PRELIMINARY
                                                                            COPY
                                       PROXY

                             DURA PHARMACEUTICALS, INC.

                PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James W. Newman and Mitchell R. Woodbury, jointly and severally, as proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote all of the shares of Common Stock of Dura Pharmaceuticals, Inc. standing in the name of the undersigned, as designated on the other side, with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders to be held May 21, 1998, or any postponements or adjournments thereof, and to vote in his or her discretion on such other business as may properly come before the Meeting and any adjournments thereof.

         (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)



                           * FOLD AND DETACH HERE *



                                       [LOGO]

                                                         Please mark     /X/
                                                         your votes as
                                                         indicated in
                                                         this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 and 4.

                                                                  WITHHELD
                                                        FOR       FOR ALL
ITEM 1-ELECTION OF DIRECTORS
       Nominees:                                        / /         / /
       James C. Blair
       Joseph C. Cook, Jr.
       Cam L. Garner
       David F. Hale
       David S. Kabakoff




WITHHELD FOR: (write that nominee's name in the space provided below).

---------------------------------------------



                                                        FOR   AGAINST   ABSTAIN
ITEM 2 - APPROVAL OF                                    / /     / /       / /
AMENDMENT TO CERTIFICATE OF INCORPORATION

ITEM 3 - APPROVAL OF AMENDMENT                          / /     / /       / /
TO 1992 STOCK OPTION PLAN

ITEM 4 - RATIFICATION                                   / /     / /       / /
OF DELOITTE & TOUCHE LLP AS INDEPENDENT  ACCOUNTANTS

UNLESS OTHERWISE SPECIFIED BY THE UNDERSIGNED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4 AND WILL BE VOTED BY THE PROXY-HOLDER AT HIS DISCRETION AS TO ANY OTHER MATTERS PROPERLY TRANSACTED AT THE MEETING OR ANY
ADJOURNMENTS THEREOF. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTOR'S RECOMMENDATIONS, JUST SIGN BELOW, NO BOXES NEED TO BE CHECKED.


Signature                    Signature                    Date
          ----------------            ---------------         --------------

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                           * FOLD AND DETACH HERE *